[FIDELITY SECURITY LIFE LOGO]

                                VARIABLE ANNUITY
                              FUND ALLOCATION FORM

                    Fidelity Security Life Insurance Company
                                  3130 Broadway
                           Kansas City, MO 64111-2406


--------------------------------------------------------------------------------
Allocation is another way of saying divide. This form is asking you how you want your contributions divided between the six investment options available to you.

Name ___________________________________    Social Security # __________________

Mailing Address ________________________________________________________________

E-Mail Address  ________________________________________________________________
                  So that you may choose to have forms delivered electronically
City  ______________________           State _______________   Zip _____________

Contract ID Number ____________________________
                        If New Applicant Leave Blank

Signature of Annuitant ____________________________________________________

                          TRANSFER OF EXISTING BALANCES
                         (May Use Arrows To Illustrate)

TRANSFER FROM                                               TRANSFER TO
$ or % ______ Portfolio Fixed Account                       $ or % ______ Portfolio Fixed Account
$ or % ______ Money Market Portfolio                        $ or % ______ Money Market Portfolio
$ or % ______ Growth & Income Portfolio                     $ or % ______ Growth & Income Portfolio
$ or % ______ Large Cap Growth Portfolio                    $ or % ______ Large Cap Growth Portfolio
$ or % ______ Small Cap Equity Portfolio                    $ or % ______ Small Cap Equity Portfolio
$ or % ______ Berger/Biam IPT International Fund            $ or % ______ Berger/Biam IPT International Fund


                       ALLOCATION OF FUTURE CONTRIBUTIONS

(skip if contribution amount is not changing)               (skip if contribution amount is not changing)


My contributions currently are $ _________ paid             Effective this date forward my contributions will be
                                                            $ _________ paid


__ Monthly __ Quarterly  __ Semi-Annually                   __ Monthly __ Quarterly  __ Semi-Annually__ Annually
__ Annually


I would like my total contribution allocated (or divided) among the funds as follows:

$ or % _______  FSL Portfolio Fixed Account

$ or % _______  Money Market Portfolio - Investors Mark Series Fund, Inc.

$ or % _______  Growth & Income Portfolio - Investors Mark Series Fund, Inc.

$ or % _______  Large Cap Growth Portfolio - Investors Mark Series Fund, Inc.

$ or % _______  Small Cap Equity Portfolio - Investors Mark Series Fund, Inc.

$ or % _______  Berger/BIAM IPT  Internal Fund - Berger Institutional Products
                Trust